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                                                                   EXHIBIT 99.14

EQUITY ONE: 2005-4
SILENT SECONDS

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                                                                         MINIMUM     MAXIMUM
Scheduled Principal Balance             $ 35,071,670                    $ 55,778   $ 605,600
Average Scheduled Principal Balance        $ 190,607
Number of Mortgage Loans                         184

Weighted Average Gross Coupon                 6.781%                      5.150%      9.000%
Weighted Average FICO Score                      655                         528         796
Weighted Average Original LTV                 79.51%                      65.00%      80.00%
Weighted Average Total LTV (w/Silent
  Seconds)                                    98.58%                      85.00%     100.00%
Weighted Average LTV of Silent 2nd            19.08%                      10.00%      25.00%
Weighted Average DTI                          43.60%                      13.25%      58.34%

Weighted Average Original Term            360 months                  240 months  360 months
Weighted Average Stated Remaining Term    358 months                  240 months  360 months
Weighted Average Seasoning                  1 months                    0 months   10 months

Weighted Average Gross Margin                 6.373%                      3.500%      8.750%
Weighted Average Minimum Interest Rate        6.789%                      5.000%      8.750%
Weighted Average Maximum Interest Rate       13.037%                     11.150%     17.750%
Weighted Average Initial Rate Cap             3.000%                      3.000%      3.000%
Weighted Average Subsequent Rate Cap          1.009%                      1.000%      1.500%
Weighted Average Months to Roll            27 months  19 months                    60 months

Maturity Date                                                         Aug 1 2025  Aug 1 2035
Maximum Zip Code Concentration                 1.73%  23456 (Virginia Beach, VA)

ARM                                           72.81%  First Lien                     100.00%
Fixed Rate                                    27.19%
                                                      Full Doc                        60.62%
2/28 6 Mo LIBOR ARM                           33.95%  SI                              39.38%
2/28 6 Mo LIBOR ARM IO                        22.00%
3/27 6 Mo LIBOR ARM                            6.97%  Cash Out Refinance              43.34%
3/27 6 Mo LIBOR ARM IO                         6.47%  Purchase                        51.42%
5/25 6 MO LIBOR                                2.60%  Rate/Term Refinance              5.24%
5/25 6 MO LIBOR IO                             0.82%
Fixed Rate 20 Year                             0.32%  Condominium                      5.81%
Fixed Rate 30 Year                            25.51%  Duplex                           6.13%
Fixed Rate 30 Year IO                          1.36%  Single Family                   88.06%

Interest Only                                 30.65%  Investor Non-owner               1.17%
Not Interest Only                             69.35%  Primary                         98.83%

Prepay Penalty: 0 months                       8.78%  Silent Second                  100.00%
Prepay Penalty: 12 months                     17.91%
Prepay Penalty: 24 months                     38.23%  Top 5 States:
Prepay Penalty: 36 months                     22.06%  California                      20.10%
Prepay Penalty: 60 months                     13.02%  New York                        17.85%
                                                      Florida                         11.80%
                                                      Michigan                         6.79%
                                                      Indiana                          4.84%

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